Exhibit 10.2

AMENDED AND RESTATED BENSON HILL, INC.
2022 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the Board of Directors (the “Board”) of Benson Hill, Inc. (the “Company”) previously adopted that certain Benson Hill, Inc. 2022 Employee Stock Purchase Plan (the “Original Plan”) on April 20, 2022 (the “Effective Date”); and such Original Plan was approved by the stockholders of the Company on June 13, 2022 (the “Stockholder Approval Date”);

WHEREAS, the Compensation Committee is the Plan Administrator of the Plan;

WHEREAS, pursuant to Section 20 of the Original Plan and its authority as delegated by the Board, the Compensation Committee may amend and restate the terms of the Original Plan at any time;

WHEREAS, the Compensation Committee deems it desirable and in the best interests of the Company to fully amend and restate the terms of the Original Plan, and such amendment and restatement of the Original Plan (the “2022 Amendment and Restatement” or the “Plan”) is set forth below; and

WHEREAS, the Compensation Committee desires to preserve the current number of shares of Common Stock made available for sale under the Original Plan as available for sale under the 2022 Amendment and Restatement.

NOW THEREFORE, BE IT RESOLVED, the Company hereby amends and restates the terms of the Original Plan in accordance with the terms and conditions set forth herein.

1.Purpose. The purpose of the Original Plan and the 2022 Amendment and Restatement is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. Additionally, the purpose of the 2022 Amendment and Restatement is to set out the terms applicable to Offerings under the Original Plan on and after the Restatement Date (as defined below). It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. However, the Company may grant options pursuant to one or more offerings under the Plan that are not intended to meet the requirements of Code Section 423.

The Original Plan was adopted by the Board on the Effective Date and approved by the Company’s stockholders on the Stockholder Approval Date. This 2022 Amendment and Restatement is effective as of September 17, 2022 (the “Restatement Date”).

2.Definitions.

(a)“Board” shall mean the Board of Directors of the Company.

(b)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)“Common Stock” shall mean the common stock of the Company.

(d)“Company” shall mean Benson Hill, Inc., a Delaware corporation.

(e)“Compensation” shall mean the base salary payable to an Employee by the Company or one or more Designated Subsidiaries during such individual’s period of participation in one or more offerings under the Plan, plus any pre-tax contributions made by the Employee to any cash-or-deferred arrangement that meets the requirements of Section 401(k) of the Code or any cafeteria benefit program that meets the requirements of Section 125 of the Code, now or hereafter established by the Company or any Designated Subsidiary. The Plan Administrator may make modifications to the definition of Compensation for one or more offerings as deemed appropriate.

(f)“Designated Subsidiaries” shall mean all Subsidiaries of the Company designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(g)“Employee” shall mean any individual who is a common law employee of the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Unless otherwise determined by the Plan Administrator and set forth in the applicable offering, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated for purposes of participation in the Plan on the 1st day following the expiration of such three (3)-month period.

(h)“Enrollment Date” shall mean the first day of each Offering Period or such other date prior to the first day of an Offering Period as determined by the Board in its discretion.

(i)“Exercise Date” shall mean the last Trading Day in each Offering Period.

(j)“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock as reported at the end of regular hours trading on the day of such determination (or if no closing price was reported on that day, on the last preceding Trading Day such closing price was reported), as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable, or;

(ii)In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)“Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as set forth in Section 5.

(l)“Participating Subsidiaries” shall mean the Designated Subsidiaries that have been designated by the Plan Administrator as eligible to participate in the Plan and the Sub-Plan, and such other Subsidiaries that may be designated by the Plan Administrator as eligible to participate in the Plan and the Sub-Plan from time to time in its sole discretion.

(m)“Plan” shall mean this Benson Hill, Inc. 2022 Employee Stock Purchase Plan, including the Sub-Plan set forth as Exhibit A.

(n)“Plan Administrator” shall mean the Board or a committee of the Board appointed by the Board to administer the Plan in accordance with Section 14.

(o)“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, the Plan Administrator may establish a higher price for one or more offerings under the Plan.

(p) “Reserves” shall mean the number of shares of Common Stock covered by the options under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q)    “Sub-Plan” shall mean the Company’s International Employee Stock Purchase Plan, as set forth in Exhibit A hereto, and as amended from time to time.

(r)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(s)    “Trading Day” means a day on which the New York Stock Exchange is open for trading.

3.Eligibility.

(a)Options may be granted only to Employees. Unless otherwise determined by the Plan Administrator for an offering, any Employee employed by the Company on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for such Offering Period.

(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (and any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, (iii) if the grant of such option to a citizen or resident of a foreign jurisdiction is prohibited under the laws of such jurisdiction, or (iv) if, with respect to the grant of such option to a citizen or resident of a foreign jurisdiction, compliance with the laws of the foreign jurisdiction would cause the Plan or an offering of an option under the Plan to violate the requirements of Section 423 of the Code and the applicable regulations thereunder.

4.Offerings. The Plan shall be implemented through one or more offerings. Offerings may be consecutive or overlapping. Each offering shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The terms of separate offerings need not be identical; provided, however, that each offering shall comply with the provisions of the Plan and the participants in each offering shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable regulations thereunder.

5.Offering Periods. Offerings shall be implemented by consecutive Offering Periods beginning with the initial Offering Period, which shall begin on October 1, 2022 and end on the following September 30, 2023. Thereafter, the following twelve-month periods shall each constitute an Offering Period: the period (i) beginning January 1 and ending on the following December 30; (ii) beginning April 1 and ending on the following March 31; (iii) beginning July 1 and ending on the following June 30; and (iv) beginning October 1 and ending on the following September 30, such that the second Offering Period under this Plan shall begin on July 1, 2022 and end on June 30, 2023. In addition, the Plan Administrator may in its sole and absolute discretion provide for additional Offering Periods; provided, that each Offering Period shall commence at such time and be of such duration not to exceed twenty-seven (27) months, as determined by the Plan Administrator prior to the start of the applicable Offering Period.

6.Participation.

(a)Subject to the terms and conditions of the Company’s Insider Trading Policy, an eligible Employee determined in accordance with Section 3, may elect to become a participant by accessing the website designated by the Company and electronically enrolling in an Offering Period or by submitting an enrollment agreement (in such form as the Company may provide) authorizing payroll deductions at least one (1) day prior to the applicable Enrollment Date, unless an earlier or later time for enrolling is set by the Plan Administrator for all eligible Employees with respect to a given offering or Offering Period.

(b)The Plan Administrator may permit Employees in one or more offerings to contribute to the Plan by means other than payroll deductions.

7.Payroll Deductions.

(a)At the time a participant enrolls in an Offering Period, he or she shall elect to have payroll deductions made during the Offering Period pursuant to such procedures as the Plan Administrator may specify from time to time and in an amount between one percent (1%) and twenty-five percent (25%) of the Compensation which he or she receives during the Offering Period.

(b)Payroll deductions shall commence on the first payroll period on or following the first day of the Offering Period and shall end on the last payroll period in the Offering Period, unless sooner altered or terminated as provided in the Plan.

(c)All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account unless specifically provided for in the offering.

(d)A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate of his or her payroll deductions during the current Offering Period by accessing the website designated by the Company and electronically amending his or her enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide) authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective on or before the first payroll date following ten (10) business days after the Company’s receipt of the amended enrollment or earlier to the extent administratively practicable. A participant may increase the rate of his or her payroll deductions for an upcoming Offering Period by accessing the website designated by the Company and electronically amending his or her enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide) authorizing an increase in payroll deduction rate within ten (10) business days prior to commencement of the upcoming Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11. The Plan Administrator shall be authorized to limit the number of participation rate changes during any Offering Period.

(e)Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) herein, a participant’s payroll deductions may be decreased to 0% during any Offering Period if such participant would, as a result of such limitations, be precluded from buying any additional Common Stock on the Exercise Date for that Offering Period. The suspension of such deductions shall not terminate the participant’s participation in the Plan. Payroll deductions shall recommence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering Period for which the participant is able to purchase shares in compliance with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) herein, unless terminated by the participant as provided in Section 11.

8.Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions (and contributions) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 14 hereof. However, the maximum number of shares of Common Stock purchasable per participant on any Exercise Date shall not exceed twenty-five thousand U.S. dollars ($25,000) worth of shares (calculated based on the closing price of shares of Common Stock on the first day of the applicable Offering Period), subject to periodic adjustments in the event of certain changes in the Company’s capitalization as provided in Section 19. Exercise of the option shall occur as provided in Section 9, unless the participant has withdrawn pursuant to Section 11.

9.Exercise of Option.

(a)Unless a participant withdraws from the Plan as provided in Section 11 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions (and contributions) in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 11. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant as soon as administratively practicable following the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, local, foreign or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant. The Plan Administrator may require the participant to notify the Company before the participant sells or otherwise disposes of any shares acquired under the Plan.

10.Delivery to Broker Account. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the shares purchased by the participant to a brokerage account established for the participant at a Company-designated brokerage firm. The account will be known as the “ESPP Broker Account”. The Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Enrollment Date for the Offering Period in which the shares were purchased and (ii) the end of the one (1)-year measured from the Exercise Date for that Offering Period.

Such limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.

11.Withdrawal; Termination of Employment.

(a)A participant may withdraw all but not less than all the payroll deductions and other contributions, if any, credited to his or her account and not yet used to exercise his or her option under the Plan at any time by accessing the website designated by the Company and electronically withdrawing from the Offering Period or by giving written notice to the Company (in such form as the Company may provide). All of the participant’s payroll deductions credited to his or her account will be paid to such participant as soon as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions (or contributions) for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions (or contributions) will not resume at the beginning of the succeeding Offering Period unless the participant timely enrolls in that Offering Period.

(b)Upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions and other contributions, if any, credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated. A participant whose employment is deemed to have terminated under Section 2(g) may participate in any future Offering Period in which such individual is eligible to participate by timely enrollment in that Offering Period.

12.Interest. No interest shall accrue on the payroll deductions credited to a participant’s account under the Plan unless otherwise required by applicable law.

13.Stock.

(a)The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 5,000,000 shares of Common Stock. The share reserve shall be subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)The participant will have no interest or voting right in shares covered by his option until such option has been exercised and the participant has become a holder of record of the purchased shares.

14.Administration.

(a)The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. The Board or its committee may also take any other actions necessary or desirable for the administration of the Plan including, without limitation, coordinating with an employer of record to assist with the administration of the Plan on behalf of foreign Employees, adopting sub-plans, including the Sub-Plan, applicable to particular Participating Subsidiaries or Employees in a foreign jurisdiction, which sub-plans may be designed to be outside of the scope of Section 423 of the Code and designed to achieve desired tax, securities law or other objectives for eligible Employees of the Company or one or more of the Company’s Participating Subsidiaries. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(i)Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(ii)If a committee is established or appointed to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

(b)In addition, subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such committee, the Board shall have the authority, in its sole discretion to approve addenda pursuant to Section 14(c) to accommodate participation of Employees employed by a non-U.S. Subsidiary with such terms and conditions as the Board deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in the Plan to the extent necessary or appropriate to accommodate such differences.

(c)The Board may approve such addenda to the Plan as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under applicable laws, may deviate from the terms and conditions set forth in the Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

15.Designation of Beneficiary.

(a)A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.Transferability. Neither payroll deductions (or contributions) credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17.Use of Funds. All payroll deductions (and contributions) received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such monies unless otherwise required by applicable law.

18.Reports. Individual book accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the number of shares and price per share of Common Stock covered by each option under the Plan which has not yet been exercised and the maximum number of shares that may be purchased per participant on any Exercise Date, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares that may be purchased per participant on any Exercise Date, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Plan Administrator.

(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Plan Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 11. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Plan Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

20.Amendment or Termination.

(a)The Board may at any time and for any reason terminate the Plan. The Board or its authorized committee may at any time amend the Plan. Except as provided in Section 19 or as necessary to comply with applicable laws or regulations, no such termination or amendment can adversely affect options previously granted without the consent of the affected participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision) or any other applicable law or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to change the Offering Periods, change the maximum number of shares of Common Stock purchasable per participant on any Exercise Date, limit the frequency and/or number of changes in the amount withheld during Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation or contributed by the participant, and establish such other limitations or procedures as Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

21.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. In addition, should the Plan not be registered on an Exercise Date of any Offering Period in any foreign jurisdiction in which such registration is required, then no options granted with respect to the Offering Period to employees in that foreign jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such employees during the Offering Period ending with such Exercise Date shall be distributed to the participating employees in that foreign jurisdiction without interest unless the terms of the offering specifically provide otherwise or otherwise required by applicable law.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

24.Term of Plan. The Plan shall continue in effect for a period of ten (10) years from the date of its adoption by the Board, unless otherwise terminated under Section 20.

EXHIBIT A
BENSON HILL, INC.
2022 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
(Sub-Plan of the Benson Hill, Inc. Employee Stock Purchase Plan)

1.Purpose. This Benson Hill, Inc. International Employee Stock Purchase Plan (the “Sub-Plan”) is intended to provide foreign employees of the Company or the Company’s Foreign Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock at periodic intervals. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Sub-Plan shall be interpreted in a manner that is consistent with that intent.

The administration and operation of this Sub-Plan shall be governed by the U.S. Plan, except as expressly otherwise provided herein.

2.Definitions. The definitions provided in Section 2 of the U.S. Plan shall govern the Sub-Plan, except the following terms shall have the meanings indicated:

(a)“Eligible Employee” means an Employee who (i) resides in a foreign jurisdiction and is also an employee of a local employer of record; or (ii) is employed by a Foreign Subsidiary.

(b)“Foreign Subsidiary” means any Participating Subsidiary located outside the United States which is selected by the Committee to participate in this Sub-Plan.

(c)“Participant” means an Eligible Employee who is actively participating in the Sub-Plan.

(d)“U.S. Plan” means this Benson Hill, Inc. Employee Stock Purchase Plan, to which this Sub-Plan is attached as an exhibit, and as amended from time to time.

3.Eligibility. Any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period.

4.Participation. The enrollment and participation of Eligible Employees under the Sub-Plan shall be administered in accordance with the Company’s Insider Trading Compliance Policy, and the provisions of Section 6 of the U.S. Plan, provided that payroll deductions for any Participant shall be credited to the Participant initially in the currency in which paid by the employer of record or Foreign Subsidiary until converted into U.S. Dollars. Accordingly, all purchases of Stock under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the purchase period or other approved contributions have been converted.

5.Exercise of the Option. The exercise of the options and the purchase of Common Stock under the Sub-Plan shall be administered in accordance with the provisions of Section 9 of the U.S. Plan. For purposes of determining the number of shares purchasable by a Participant, the accumulated payroll deductions for each Participant account during each Offering Period shall be converted into U.S. Dollars on the purchase date for that Offering Period on the basis of the exchange rate in effect on such date. The Company shall have the discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.

6.Shares Reserved for the Plan. The Common Stock purchasable by Participants under the Sub-Plan shall be made available from shares reserved under the U.S. Plan and any shares issued under the Sub-Plan will reduce, on a share-by-share basis, the number of shares of Common Stock available for subsequent issuance under the U.S. Plan.

7.General Provisions.

(a)No Right to Continued Service. Neither the Sub-Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

(b)Payment of Tax Obligations. To the extent required by applicable law, a Participant must make arrangements satisfactory to the Company for the payment of any tax obligations that arise in connection with the Sub-Plan.